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                                                                  EXHIBIT 10(C)

                            CHECKFREE CORPORATION

                               VOTING AGREEMENT

         This Voting Agreement is made as of this 19th day of April, 1996, among Peter J. Kight ("Kight"), Mark A. Johnson ("Johnson"), and Tribune Company, a Delaware corporation ("Tribune").

                                   RECITALS

         A. Tribune and Checkfree Corporation, a Delaware corporation (the "Company"), entered into a Stock Purchase Agreement, as of December 2, 1994 (the "Company Agreement"), whereby Tribune purchased from the Company shares of common stock, $.01 par value, of the Company (the "Checkfree Common Stock"), the consummation of which was conditional, inter alia, on the execution and delivery of a voting agreement. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Company Agreement.

         B. Tribune and Kight entered into a Stock Purchase Agreement, as of December 2, 1994 (the "Kight Agreement"), whereby Tribune purchased from Kight shares of Checkfree Common Stock.

         C. Kight and Johnson are directors of the Company and beneficially own (including options which are exercisable within 60 days of March 27, 1996) 6,515,379 and 1,573,802 shares of Checkfree Common Stock, respectively.

         D. Kight, Johnson, and Tribune entered into a Voting Agreement, dated as of December 2, 1994 (the "Voting Agreement"), among Kight, Johnson, Tribune, Greylock Limited Partnership ("Greylock"), and Highland Capital Partners Limited Partnership ("Highland"), whereby they agreed to vote their shares of Checkfree Common Stock in connection with the election of Checkfree's Board of Directors.

         E. Kight, Johnson, Tribune, Greylock, and Highland entered into a Termination of Voting Agreement, dated as of an even date herewith, whereby the Voting Agreement was terminated and none of the parties thereto has any continuing rights or obligations under such Voting Agreement.

         F. The parties hereto desire to enter into a new agreement to vote their shares of Checkfree Common Stock in connection with the election of directors to the Company's Board of Directors under the terms and conditions set forth in this Agreement.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter contained, the parties hereto agree as follows:

         Section 1.  Voting Agreement.  During the term of this Agreement:
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                 (a)      Kight and Johnson shall vote all of their shares of
Checkfree Common Stock in favor of the election to the Company's Board of Directors of Eugene F. Quinn, David D. Hiller, Andrew J. Oleszczuk, or such other employee of Tribune or any of its affiliates as Tribune shall nominate and who is reasonably acceptable to Kight and Johnson. Additionally, if Tribune's nominee to the Company's Board of Directors is so elected, Kight and Johnson shall vote in their capacity as directors in favor of the election of Tribune's nominee to the Audit Committee of the Company's Board of Director.

                  (b) Tribune shall vote all of its shares of Checkfree Common Stock in favor of the election to the Company's Board of Directors of Kight and Johnson.

         Section 2. Changes in Checkfree Common Stock. In the event that subsequent to the date of this Agreement, any common shares or other voting securities of the Company are issued on, or in exchange for, any of the shares of the Checkfree Common Stock held by the parties hereto by reason of any stock dividend, stock split, consolidation, or reclassification of shares of the Company, such common shares or other voting securities shall be deemed to be Checkfree Common Stock for purposes of this Agreement.

         Section 3. Enforceability. This Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms.

         Section 4. Term. This Agreement shall terminate on the earlier of the date Tribune holds less than 50% of the Tribune Stock or September 28, 2000.

         Section 5. Governing Law. The validity, interpretation, and construction of this Agreement shall be governed by Delaware law, without reference to Delaware's choice of law rules.

         Section 6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date set forth above.


                                    /s/ Peter J. Kight
                                        ------------------------------------
                                        Peter J. Kight


                                    /s/ Mark A. Johnson
                                        ------------------------------------
                                        Mark A. Johnson

                                    TRIBUNE COMPANY

                                    By: /s/ Andrew J. Oleszczuk
                                        ------------------------------------
                                        Andrew J. Oleszczuk
                                        Vice President/Corporate Development





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